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                              LIQUIDITY LOAN AGREEMENT



                                       among



                               THE LIQUIDITY LENDERS
                          FROM TIME TO TIME PARTY HERETO,


                            MARKET STREET CAPITAL CORP.


                                ENVIROTEST PARTNERS

                                        and

                          PNC BANK, NATIONAL ASSOCIATION,
                        as Administrator and Liquidity Agent



                           Dated as of November 26, 1996



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

                                 TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

1.  Certain Defined Terms.................................................    2

2.  Making of Liquidity Loans.............................................    9

3.  Register; Information Regarding Liquidity Lenders.....................   14

4.  Distribution of Payments..............................................   14

5.  Representations and Warranties........................................   17

6.  The Liquidity Agent and the Administrator.............................   20

7.  Rights of the Issuer and the Administrator............................   24

8.  Obligations of the Liquidity Lenders, Including Confidentiality.......   24

9.  Assignability and Purchase Limit......................................   24

10. Liquidity Termination Date; Extension of Liquidity Termination Date...   26

11. Miscellaneous.........................................................   27


Exhibit A:    Form of Assignment of Liquidity Commitment

                              LIQUIDITY LOAN AGREEMENT

         The Liquidity Loan Agreement (this "Agreement") is entered into as of November 26, 1996 among PNC BANK, NATIONAL ASSOCIATION, a national banking corporation (in its individual capacity, "PNC") and each of the parties who has executed as an "Assignee" an Assignment of Liquidity Commitment in the form of Exhibit A hereto (each, an "Assignment")(PNC and each such other Assignee being referred to collectively as the "Liquidity Lenders" and individually as a "Liquidity Lender"), PNC BANK, NATIONAL ASSOCIATION, as agent for the Liquidity Lenders under this Agreement (In such capacity, together with its successors and permitted assigns in such capacity, the "Liquidity Agent"), MARKET STREET CAPITAL CORP., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), Envirotest partners (formerly known as Envirotest/Synterra Partners), a Pennsylvania partnership (the "Seller") and PNC BANK, NATIONAL ASSOCIATION, as the Administrator for the Issuer in such capacity, together with its successors and permitted assigns in such capacity, the "Administrator").

                               PRELIMINARY STATEMENTS

         (1) Reference is made to (i) Purchase and Sale Agreement dated as of November 26, 1996 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof and in effect, the "Receivables Sale Agreement"), among the Seller and ES Funding Corporation, a Delaware corporation (the "Seller Sub"), and (ii) that certain Receivable Purchase Agreement dated as a November 26, 1996 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof and in effect, the "Receivables Purchase Agreement") among the Issuer, the Administrator, the Liquidity Agent and the Seller Sub, copies of which have been delivered to each Liquidity Lender.

         (2) The Issuer has purchased from the Seller Sub all of the Seller Sub's rights (including, but not limited to, all of the Seller Sub's right, title and interest in and to the right to receive payment of the Settlement Receivable Assets, but not its obligations, (the "Purchased Interest") under
(i) the Settlement Agreement and (ii) the Receivables Sale Agreement. The Administrator may in the future determine from time to time to have the Issuer fund all or a portion of such purchase with the proceeds of Liquidity Loans made by the Liquidity Lenders hereunder. The Issuer therefore hereby pledges to the Liquidity Agent, for the benefit of the Liquidity Lenders, as security for the Liquidity Loans, a security interest in the Purchased Interest. The Issuer may fund its acquisition of the Purchased Interest through the issuance of commercial paper notes (the "Notes"), through loans or other extensions of credit from various banks and other financial institutions, or by borrowing from the Liquidity Lenders hereunder.

         (3) Each Liquidity Lender, by becoming a party hereto agrees to make Liquidity Loans to the Issuer on the terms and conditions set forth in this Agreement (its "Liquidity Commitment") when requested by the Administrator.

         NOW, THEREFORE, the parties agree as follows:

         1.   Certain Defined Terms.

         (a) As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Administration Account" means the special account (account number 1002420425) of the Issuer maintained at the office of PNC at 249 Fifth Ave., Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Seller.

         "Administrator" has the meaning set forth in the preamble.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person, except that with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock.

         "Agent-Related Person" has the meaning specified in Section 6(c).

         "Agreement" has the meaning set forth in the preamble.

         "Alternate Rate" for any Interest Period means an interest rate per annum equal to (i) .25% per annum above the Eurodollar Rate on the amount of such Liquidity Loan for the first ten (10) Business Days during which such Liquidity Loan remains outstanding and (ii) .75% per annum above the Eurodollar Rate on such outstanding amount thereafter; provided, however, that in the case of any Interest Period on or prior to the first day on which the Administrator shall have been notified by the Issuer or other Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer or such other Program Support Provider to fund any Capital (based on the Eurodollar Rate) as set forth above (and the Issuer or such other Program Support Provider shall not have subsequently notified the Administrator that such circumstance no longer exit) the "Alternate Rate" for each such Interest Period shall be an interest rate per annum equal to the Base Rate in effect on each day of such Interest Period.

         "Assignment" has the meaning set forth in the preamble.

         "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

         Base Rate" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

              (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its reference rate," which is a rate set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

              (b) 0.50% per annum above the latest Federal Funds Rate.

         "Borrowing" means as the context may require the Liquidity Loans made, or requested to be made, by all Liquidity Lenders on the same Business Day pursuant to the related Borrowing Notice in accordance with
    Section 2(a).

         "Borrowing Notice" has the meaning set forth in Section 2(a).

         "Business Day" means any day on which (i) banks are not authorized or required to close in New York City or Pittsburgh, Pennsylvania and
    (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

         "Capital" means the purchase price paid by the Issuer to the Seller Sub in respect of the Purchased Interest pursuant to the Receivables Purchase Agreement, as reduced from time to time by collections on the Purchased Interest distributed and applied on account of such Capital; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

         "Collateral Interest" has the meaning set forth in Section 2(b).

         "Commercial Paper Account" has the meaning set forth in the Depositary Agreement dated as of December 15, 1995, between the Issuer and PNC, as depositary, as amended, supplemented or otherwise modified and in effect from time to time.

         "CP Rate" means, for any fixed period to the extent the Issuer funds Capital for such Fixed Period by issuing Notes, a rate per annum equal to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer having a term equal to such Fixed Period and to be issued to fund such Capital may be sold by any placement agent or commercial paper dealer selected by the Administrator on behalf of the Issuer, as agreed between each such agent or dealer and the Administrator; provided, that if the rate (or rates) as agreed between any such agent or dealer and the Administrator with regard to any Fixed Period for such Capital is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum, plus
    (ii) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes.

         Discount" means (a) with respect to the Issuer's cost of funding the Capital from time to time:

              (i) with respect to the Capital for any Fixed Period to the extent such Capital is funded on the first day of such Fixed Period through the issuance of Notes,

                   CPR x C x ED   ; and
                         360


              (ii) with respect to the Capital for any Fixed Period to the extent such Capital is not funded on the first day of such Fixed Period through the issuance of Notes,

                   AR x C x ED
                        360

where:


         AR =      the Alternate Rate for the Capital for such Fixed Period

         C =       the Capital during such Fixed Period

         CPR =     the CP Rate for the Capital for such Fixed Period

         ED =      the actual number of days during such Fixed Period

         and (b) with respect to the interest accruing in respect of the Purchased Interest from time to time, 6% per annum.


    provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for the Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         "Downgrade Collateral Account" has the meaning set forth in Section 11(h).

         "Eligible Agent" means an Eligible Institution whose short-term debt is rated by each Rating Agency not lower than the respective current ratings assigned by the Rating Agencies to the Notes.

         "Eligible Assignee" means any Eligible Institution (i) whose short-term debt is rated by each Rating Agency not lower than the respective current ratings assigned by the Rating Agencies to the Notes or (ii) whose short-term debt is rated lower than the respective current ratings assigned by the Rating Agencies to the Notes, or is unrated, provided, that a written statement is obtained by the Issuer from each of the Rating Agencies that the rating of the Notes will not be downgraded or withdrawn solely as a result of the assignment of rights and obligations under this Agreement to such Eligible Institution.

         "Eligible Institution" means a commercial bank having a combined capital and surplus of at least $250,000,000.

         "Eurodollar Reserve Percentage" means, for any Fixed Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1 %) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to "Eurocurrency" funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period.

         "Face Amount" means, (i) with respect to any Notes issued on a discount basis, the face amount of any such Notes, and (ii) with respect to any Notes issued on an interest bearing basis, the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of any such Notes.

         "Fixed Period" means, with respect to the Capital:

         (a) initially the period commencing on the date of the purchase by the Issuer of the Purchased Interest and ending such number of days later as the Administrator shall select, subject to the approval of the Administrator, up to 180 days after such date; and

         (b) thereafter each period commencing on the last day of the immediately preceding Fixed Period and ending such number of days (not to exceed 180 days) as the Administrator shall select, provided, that

              (i) any Fixed Period in respect of which Discount is computed by reference to the Alternate Rate shall be a period from one to and including 180 days, or a period of one, two, three or six months;

              (ii) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

              (iii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period, such Fixed Period shall be the day of purchase of the Purchased Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

              (iv) in the case of any Fixed Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Administrator.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indemnified Liabilities" has the meaning specified in Section
    6(i).

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshalling of assets for creditors of a Person; or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Period" means, with respect to any Liquidity Loan, the Fixed Period for the Capital being funded or maintained by the Issuer with the proceeds of such Liquidity Loan.

         "Issuer" has the meaning set forth in the preamble.

         "LIBOR" means the rate of interest per annum determined by the Liquidity Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Liquidity Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

         "Liquidity Agent" has the meaning set forth in the preamble.

         "Liquidity Commitment Amount" means- with respect to each Liquidity Lender, the amount set forth below its signature to this Agreement or in the Assignment pursuant to which it became a Liquidity Lender, as such amount may be reduced or terminated pursuant to Section 2(j) or modified in connection with any subsequent Assignment pursuant to Section 9(b) or in connection with a termination of such Liquidity Lender's Liquidity Commitment pursuant to Section 11(h).

         "Liquidity Commitment" has the meaning set forth in paragraph (3) of the Preliminary Statements.

         "Liquidity Downgrade Draw" has the meaning set forth in Section
    11(h).

         "Liquidity Funded Percentage" at any time means a percentage representing the portion of the Purchased Interest in which a security interest has been granted to secure Liquidity Loans made by the Liquidity Lenders hereunder. The Liquidity Funded Percentage shall initially be zero, and shall be increased in connection with each Borrowing hereunder by a percentage determined in accordance with
    Section 2(a), provided that at no time shall the Liquidity Funded Percentage exceed 100%.

         "Liquidity Lender" has the meaning set forth in the preamble.

         "Liquidity Loans" has the meaning set forth in Section 2(a).

         "Liquidity Termination Date" has the meaning set forth in Section 10 hereof.

         "Majority Lenders" means at any time Liquidity Lenders whose Percentages aggregate more than 50%.

         "MSFC" means Market Street Funding Corporation, a Delaware corporation.

         "Notes" means the commercial paper notes issued by the Issuer from time to time to finance the Capital, not to exceed a term of 180 days.

         "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

         "Percentage" means, with respect to each Liquidity Lender, the percentage set forth below its signature to this Agreement or in the Assignment pursuant to which it became a Liquidity Lender, as such percentage may be modified in connection with any subsequent Assignment pursuant to Section 9(b).

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

         "Placement Agent" means, at any time, any Person who has agreed to act as a placement agent for the Notes pursuant to a commercial paper placement agreement which is in effect at such time.

         "PNC" has the meaning set forth in the preamble.

         "Program Support Provider" means the Liquidity Lender.

         "Program Support Agreement means and includes the Liquidity
    Agreement.

         "Purchased Interest" means the rights sold and assigned by the Seller Sub to the Issuer under the Receivables Purchase Agreement.

         "Purchase Limit" means $79,405,707.00 as reduced from time to time by collections on the Purchased Interest applied as reductions of Capital.

         "Rating Agencies" means, collectively, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, and their respective successors that are nationally recognized rating agencies.

         "Receivables Purchase Agreement" has the meaning set forth in paragraph (1) of the Preliminary Statements.

    "Register" has the meaning set forth in Section 3(a) hereof.

         "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of or settlement with an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

         "Scheduled Payment Date" means each of July 31, 1997 and July 31, 1998, as set forth in Section 4 of the Settlement Agreement.

         "Seller" has the meaning set forth in paragraph (1) of the Preliminary Statements.

         "Seller Sub" has the meaning set forth in paragraph (1) of the Preliminary Statements.

         "Settlement Agreement" means that certain General Release and Settlement Agreement, dated December 15, 1995, as amended by Amendment No. l to General Release and Settlement Agreement dated November 26, 1996 by and among the Seller, Envirotest Systems Corp., a Delaware corporation, Envirotest Technologies, Inc., a Delaware corporation and the Commonwealth of Pennsylvania including, without limitation, its agency, the Commonwealth of Pennsylvania, Department of Transportation.

         "Settlement Receivable Assets" means the right of the Seller or its assigns to receive payment of the outstanding balance of the Base Settlement Amount (as defined in the Settlement Agreement), together with interest thereon accruing from (but excluding) and after the Closing Date (as defined in the Receivables Purchase Agreement) at the rate of six percent (6.00%) per annum, pursuant to Section 4 of the Settlement Agreement. The Settlement Receivable Assets shall not include
    (i) the sums due on December 31, 1995 and July 31, 1996 under Section 4 of the Settlement Agreement, together with accrued interest through July 31, 1996 on the unpaid balance of the Base Settlement Amount pursuant to
    Section 4 of the Settlement Agreement, which the Seller has previously received and are no longer outstanding, (ii) accrued interest from and after July 31, 1996 to and including the Closing Date on the unpaid balance of the Base Settlement Amount pursuant to Section 4 of the Settlement Agreement, which shall remain the property of the Seller, or
    (iii) any Settlement Amount Increase (as defined in the Settlement Agreement) or any other amount (other than the Base Settlement Amount) payable pursuant to the Settlement Agreement, which shall remain property of the Seller.

         "Withholding Tax" has the meaning set forth in Section 11(g) hereof.

         (b) Unless otherwise defined herein, the terms defined in the Receivables Purchase Agreement are used herein as therein defined.

         (c) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words"to" and "until" each means "to but excluding."

         2. Making of Liquidity Loans. (a) Each Liquidity Lender agrees, on the terms and conditions of this Agreement, to make loans to the Issuer (relative to each Liquidity Lender, its "Liquidity Loans"), without recourse to the Issuer except as provided herein, in accordance with its respective Percentage, during the period from the Business Day following the effective date of this Agreement to and including the Liquidity Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Liquidity Commitment. Subject to the terms and conditions hereof, the Company may borrow, repay and reborrow Liquidity Loans.

         The Administrator shall provide notice of each Borrowing (a "Borrowing Notice") to the Liquidity Agent no later than 1:45 P.M. (New York City time) on the Business Day of such Borrowing and shall specify the date of such Borrowing, the aggregate amount of such Borrowing and the calculation of the Collateral Interest in reasonable detail. The Liquidity Agent shall provide notice of such Borrowing no later than 2:30 P.M. (New York City time) on the Business Day of such Borrowing which notice shall be made by telephone calls or by facsimile to all Liquidity Lenders confirmed (if such notice is by telephone calls) in writing sent by facsimile on the same day to all Liquidity Lenders, and shall specify the date of such Borrowing and the aggregate amount of such Borrowing and the calculation of the Collateral Interest as provided by the Administrator. Such notice shall also specify the Fixed Periods and Discount applicable to the Capital (or any applicable Discount) being funded in connection with such Borrowing. Prior to 4:00 P.M. (New York City time) on the date of such Borrowing, each Liquidity Lender shall pay to the Liquidity Agent for the account of the Issuer in immediately available funds in United States dollars, by depositing to an account designated by the Liquidity Agent (and the Liquidity Agent shall transfer such funds to the Commercial Paper Account prior to 4:30 P.M. (New York City time) on such day, to the extent necessary to pay maturing Notes on such day), an amount equal to such Liquidity Lender's Percentage of the amount of such Borrowing, determined as set forth in the following paragraph. If on the date of any payment of the Base Settlement Amount the Company has insufficient funds to pay maturing Notes the Administrator and the Liquidity Agent shall provide Borrowing Notices and the Liquidity Lenders shall advance funds in accordance with the terms hereof. In the event that Moody's Investors Service, Inc. ("Moody's") lowers its long-term or short-term debt rating of the Commonwealth of Pennsylvania below a rating of "P1," or in the event that the Commonwealth of Pennsylvania is on review by Moody's with negative implications, then until such time as such debt rating is at least "PI" and the Commonwealth of Pennsylvania is no longer on review by Moody's with negative implications, (i) the Administrator and the Liquidity Agent shall provide Borrowing Notices to the Liquidity Lenders and the Liquidity Lenders shall advance funds equal to the full amount of the then outstanding Notes into the Issuer Account (established and maintained under that certain Depositary Agreement, dated as of December 15, 1995, as amended from time to time, between the Issuer and PNC, as depositary), and (ii) the Issuer shall cease to issue any Notes.

         In connection with each Borrowing, the Liquidity Funded Percentage shall be increased by a percentage determined by the Administrator as the lowest percentage which will result in an aggregate principal amount of new Liquidity Loans (in accordance with the computation set forth below) sufficient to permit the Issuer to fund the Capital to be funded by such Borrowing. The amount of any Borrowing shall equal the lesser of (i) the Capital (and any accrued and unpaid Discount thereon) being funded in connection with such Borrowing, and (ii) the largest amount that would not cause the aggregate unpaid principal amount of all outstanding Liquidity Loans to exceed the aggregate of the Liquidity Commitments of all the Liquidity Lenders.

         Notwithstanding the foregoing, a Liquidity Lender shall not be obligated to make any Liquidity Loan:

              (i) to the extent that, after giving effect to such Liquidity Loan and the application of all amounts which are received by such Liquidity Lender on or prior to the day of such Liquidity Loan in respect of all Liquidity Loans made by such Liquidity Lender under this Agreement, the aggregate principal amount of its Liquidity Loans then outstanding under this Agreement would exceed such Liquidity Lender's Liquidity Commitment; or

              (ii) if, on the date of the funding of such Liquidity Loan, any of the following events shall have occurred: (a) a payment default by the Commonwealth of Pennsylvania under the Settlement Agreement, which remains uncured for 90 days; (b) the Issuer or the Commonwealth of Pennsylvania commences any Insolvency Proceeding with respect to itself; or (c) any involuntary Insolvency Proceeding is commenced or filed against the Issuer, or the Commonwealth of Pennsylvania and any such proceeding or petition shall not be dismissed within 60 days after commencement or filing.

         (b) As collateral security for payment in full of the unpaid principal amount of and interest on the Liquidity Loans made or to be made by the Liquidity Lenders hereunder, the Issuer hereby pledges to the Liquidity Agent, for the benefit of the Liquidity Lenders, a first priority security interest in an undivided portion, equal to the Liquidity Funded Percentage in effect from time to time, of all of the Issuer's right, title and interest in (whether now existing and owned by the Issuer or hereafter arising or acquired) the Purchased Interest (the "Collateral Interest").

         The Collateral Interest may constitute all or a portion of the Purchased Interest. The Collateral Interest shall include the right to receive (x) a portion of the distributions with respect to Capital and Discount made to the Issuer in connection with the Purchased Interest and (y) certain related payments, as more fully described in Sections 4(c) and 4(f) hereof. The rights of the Liquidity Lenders to receive payment from the Issuer of principal of the Liquidity Loans shall be limited to the Collateral Interest, and, except to the extent of the Collateral Interest, the Liquidity Agent and the Liquidity Lenders shall have no recourse against the Issuer for payment of such amounts. The rights of the Liquidity Lenders to receive payment from the Issuer of interest on the Liquidity Loans shall be limited to such Liquidity Lenders' claims against the Issuer and the Collateral Interest and, except to the extent of the Collateral Interest, the Liquidity Agent and the Liquidity Lender shall have no recourse against the Issuer for payment of such amounts. The Liquidity Agent agrees not to exercise its rights of foreclosure with respect to the Collateral Interest until such time as the Administrator shall have confirmed in writing to the Liquidity Agent that the Issuer is no longer funding or maintaining its interest in the Purchased Interest with outstanding Notes.

         (c) Each Liquidity Lender's obligation hereunder shall be several, such that the failure of any Liquidity Lender to make payment to the Liquidity Agent in connection with any Liquidity Loan requested hereunder shall not relieve any other Liquidity Lender of its obligation hereunder to make its Liquidity Loan. Further, in the event any Liquidity Lender fails to satisfy its obligation to make any Liquidity Loan as required hereunder, upon receipt of notice of such failure from the Liquidity Agent (which the Liquidity Agent agrees to provide), subject to the limitations provided in
Section 2(a), the non-defaulting Liquidity Lenders shall make Liquidity Loans in an aggregate principal amount equal to the principal amount of the Liquidity Loan that was to be made by such defaulting Liquidity Lender, pro rata in proportion to their relative Percentages (determined without regard to the Percentage of the defaulting Liquidity Lender).

         (d) Unless the Liquidity Agent shall have received notice from a Liquidity Loan prior to 3:30 P.M. (New York City time) on the date of any proposed Borrowing, that such Liquidity Lender 'will not make available to the Liquidity Agent the amount of that Liquidity Lender's Percentage of such Borrowing. the Liquidity Agent may assume that each Liquidity Lender has made such amount available to the Liquidity Agent on the date of such Borrowing and the Liquidity Agent may (but shall not be so required), in reliance upon such assumption. make available to the Issuer on such date a corresponding amount. If and to the client any Liquidity Lender shall not have made its full amount available to the Liquidity Agent, and the Liquidity Agent in such circumstances has made available to the Issuer the corresponding amount, that Liquidity Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Liquidity Agent, together with interest M the Federal Funds Rate for each day during such period. A certificate of the Liquidity Agent submitted to any Liquidity Lender with respect to amounts owing under this clause (d) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Liquidity Agent shall constitute a Liquidity Loan of such Liquidity Lender and, for all purposes of this Agreement, shall deemed to have been made on the date of such Borrowing. If such amount is not made available to the Liquidity Agent on the next Business Day following the date of such Borrowing (including from amounts funded by the non-defaulting Liquidity Lenders pursuant to Section 2(c)), the Liquidity Agent shall notify the Issuer of such failure to fund and, upon demand by the Liquidity Agent, the Issuer shall pay such amount to the Liquidity Agent for the Liquidity Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Federal Funds Rate.

         (e) Each Liquidity Lender's Liquidity Commitment shall be irrevocable and, subject to the limitations provided in Section 2(a), unconditional from the effective date of this Agreement or as set forth in the applicable Assignment, as the case may be, until the earliest of (i) the Liquidity Termination Date, (ii) the date on which the Liquidity Agent notifies the Liquidity Lender that the Receivables Purchase Agreement has been terminated, the Capital has been reduced to zero and the Discount for the Purchased Interest has been paid in full and (iii) the date on which the Liquidity Lender's obligation to make Liquidity Loans is terminated pursuant to Section 11(h).

         (f) Within 10 days after the first Borrowing under this Agreement, the Liquidity Agent shall arrange for the filing of Uniform Commercial Code financing statements, in form and substance satisfactory to the Liquidity Agent, in all jurisdictions that the Liquidity Agent may deem necessary or desirable in order to perfect the security interest of the Liquidity Agent for the benefit of the Liquidity Lenders contemplated by this Agreement. Upon request, the Liquidity Agent shall furnish to any Liquidity Lender copies of such financing statements (at such Liquidity Lender's sole expense).

         (g) This is a revolving loan facility. Accordingly, notwithstanding that any Liquidity Lender may have made Liquidity Loans hereunder for an aggregate principal amount up to such Liquidity Lender's Liquidity Commitment, if and to the extent that such Liquidity Lender shall thereafter have received payments in respect of the outstanding principal amount of its Liquidity Loans pursuant to Section 4(a), such Liquidity Lender shall, subject to the limitations provided in Section 2, and the other terms and provisions of this Agreement, be obligated to make additional Liquidity Loans in accordance with the provisions of Section 2(a) until the Liquidity Termination Date in an amount equal at any time to the excess of its Liquidity Commitment Amount over the aggregate unpaid principal amount of all its Liquidity Loans then outstanding.

         (h) The Issuer shall pay to the Liquidity Agent for the account of each Liquidity Lender a commitment fee of .10% per annum on 102% of the Face Amount of outstanding Notes issued to finance the Purchased Interest, computed on an annual basis in arrears, on (i) July 31, 1997 for the period from the Closing Date until July 31, 1997 and (ii) each July 31 (or, if such day is not a Business Day, the next subsequent Business Day) thereafter through the term of this Agreement and (iii) on the Liquidity Termination Date based upon the daily utilization since the previous July 31 on which such a payment was made, as calculated by the Liquidity Agent.

         (i) The Issuer shall use the proceeds of the Liquidity Loans solely (x) to repay Notes, or to make provision for the payment of unmatured Notes (and any unsecured indebtedness constituting discretionary advances owed by the Issuer to the Administrator incurred to repay Notes), (y) to fund the Purchased Interest, and (z) to repay any advances outstanding under any other liquidity facility which were used for the purposes described in clauses x) and/or (y) of this Section 2(i). Any proceeds of Liquidity Loans that are to be used to repay Notes that have not then matured shall be invested by the Administrator for the account of the Issuer in investments permitted pursuant to the documents governing the Issuer's securitization program.

         (j) The Issuer shall have the right, upon not less than one
Business Day's notice to the Liquidity Agent (with a copy to the Administrator), to terminate in whole or reduce ratably in part the unused portion of the Liquidity Commitment Amounts; provided, that no such reduction or termination shall be permitted if, (i) after giving effect thereto and to any prepayments of the Liquidity Loans made on the effective date thereof, the then outstanding principal amount of all Liquidity Loans of all Liquidity Lenders would exceed the aggregate amount of the Liquidity Commitment of all Liquidity Lenders then in effect or (ii) if after giving effect to such reduction or termination the aggregate Liquidity Commitment Amounts of the Liquidity Lenders would be less than the outstanding Capital of the Purchased Interest together with Discount accrued or to accrue thereon during the current Fixed Periods provided that, after giving effect to any such reduction the aggregate of such Liquidity Commitment Amounts hereunder shall at least equal the Purchase Limit multiplied by 1.02. All accrued commitment fees to, but not including, the effective date of any reduction or termination of the Liquidity Commitments, shall be paid on the effective date of such reduction or termination.

         (k) Any Lender may, if it so elects, fulfill its obligations to make or continue Liquidity Loans hereunder by causing one of its branches, agencies or Affiliates to make or maintain such Liquidity Loan; provided, however, that such election shall not relieve such Liquidity Lender of its obligation to make and continue Liquidity Loans hereunder; and provided, further, that such Liquidity Loan shall nonetheless be deemed to have been made and to be held by such Liquidity Lender, and the obligation of the Issuer to repay such Liquidity Loan shall nevertheless be to such Liquidity Lender for the account of such branch, agency or Affiliate.

         3.   Register; Information Regarding Liquidity Lenders.

         (a) The Liquidity Agent will maintain, at its address set forth on the signature page hereof, a copy of this Agreement and all counterpart signature pages hereto, each Assignment delivered to and accepted by it, each notice of revision to the allocation of each Liquidity Lender's Liquidity Commitment Amount and a register (the "Register") for the recordation of the names and addresses of the Liquidity Lenders, their respective Percentages and effective dates, and the Liquidity Termination Date, and the aggregate outstanding Capital ended by Liquidity Loans and the aggregate unpaid principal amount of the Liquidity Loans of each Liquidity Lender from time to time outstanding. The entries in the Register shall be conclusive and binding for all purposes absent manifest error, and the Liquidity Agent, the Issuer, the Administrator and the Liquidity Lenders may treat each Person whose name is recorded in the Register as a Liquidity Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrator or any Liquidity Lender at any reasonable time and from time to time upon reasonable prior notice.

         (b) Each Liquidity Lender acknowledges that, in connection with the sale of the Notes, certain documents containing information relating to the Liquidity Lenders may be prepared and distributed to purchasers or prospective purchasers of the Notes. To provide the basis for the preparation of such documents and to assist the Placement Agents in their normal credit review procedures, each Liquidity Lender agrees to provide the Administrator and the Liquidity Agent (and through the Administrator, the Placement Agents) with the following documents, promptly upon request therefor by the
Administrator: (i) such Liquidity Lender's quarterly and fiscal-year-end financial statements for its last three years, and (ii) such Liquidity Lender's publicly available quarterly and fiscal-year-end financial statements for any fiscal year ending during the term of this Agreement. In addition, each Liquidity Lender agrees to provide to the Administrator and Liquidity Agent any other information that the Administrator or Liquidity Agent reasonably requests for the purpose of the ongoing review of the Issuer and such Liquidity Lender.

         4.   Distribution of Payments.

         (a) The Issuer shall repay the principal amount of each Loan from distributions of amounts received in respect of the Capital in accordance with Section 4(c). The Issuer shall also pay interest on the principal amount of each Liquidity Loan from time to time outstanding, at the Alternate Rate on the principal amount of such Liquidity Loan. The Issuer shall repay all the Liquidity Loans and accrued interest thereon on July 31, 1998 or such later date on which the Purchase Limit is reduced to zero; provided, however, that recourse for repayment of such amounts shall be limited to the Collateral Interest.

         (b) The Issuer may on any Business Day prepay the outstanding principal amount of any or all of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and all other payments payable in respect thereof pursuant to this Agreement.

         (c) Whenever any payment in respect of Capital or Discount is remitted to the Issuer in connection with the Purchased Interest (including payments made by the Seller on account of deemed collections, which will include any indemnity payments made by the Seller to the Liquidity Agent the Issuer or MSFC pursuant to Article VIII of the Receivables Sale Agreement with respect to any amounts set-off by the Commonwealth against the Settlement Receivable Assets) at any time when any portion of the principal amount of or accrued interest on any Liquidity Loans hereunder remains unpaid, (1) the Administrator shall promptly pay, or cause to be paid, to the Liquidity Agent an amount equal to the sum of (i) the lesser of (x) the amount of such payment in respect of Capital times the Liquidity Funded

Percentage, expressed as a decimal, and (y) the aggregate unpaid principal amount of Liquidity Loans hereunder, plus (ii) the lesser of (x) the portion of such payment representing the Discount on the Capital funded by Liquidity Loans and (y) the amount of accrued interest on the Liquidity Loans, and (2) the Liquidity Agent shall promptly pay, or cause to be paid, out of such funds received by it, to each Liquidity Lender its Percentage of such amount; provided, however, that each Liquidity Lender shall be entitled to interest only from payments in respect of Discount which accrued from and after the date it made a Liquidity Loan relating to such Purchased Interest or if any Discount was included in the amount of such Liquidity Loan.

         (d) If, after the Liquidity Agent has paid a Liquidity Lender its Percentage of any such amount pursuant to subsection (a) above, all or any portion of such amount must be returned for any reason (including any Insolvency Proceeding), such Liquidity Lender will repay to the Liquidity Agent promptly the amount the Liquidity Agent paid to such Liquidity Lender and required to be returned, together with such Liquidity Lender's Percentage of any related interest and penalties required to be paid by the Liquidity Agent in connection with such repayment.

         (e) After the outstanding principal amount of all Liquidity Loans and accrued interest thereon and all other amounts owing hereunder to the Liquidity Lender has been paid to the Liquidity Lenders (excluding any repayment referred to in subsection (d) above), each Liquidity Lender acknowledges and agrees that any remaining amounts paid in respect of Capital or Discount shall be paid to or retained by the Issuer for its own account.

         (f) (i) If the Liquidity Agent or any Liquidity Lender shall have determined that the adoption or the implementation of, or any change in, any applicable law, rule, treaty, regulation, policy, guideline, request or directive, or any change in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) occurring after the date hereof, or the compliance by the Liquidity Agent or any Liquidity Lender (or any lending office of the Liquidity Agent or any Liquidity Lender) with any request or directive of any such Governmental Authority (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful), or the implementation of any change in any accounting principles applicable to the Liquidity Agent or any Liquidity Lender required by any governmental authority, shall (i) change the basis of taxation of payment to the Liquidity Agent or any Liquidity Lender of any amounts payable to the Liquidity Agent or any Liquidity Lender hereunder, (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of or held by, deposits with or for the account of, credit extended by, or commitments made by, the Liquidity Agent or any Liquidity Lender in connection with payments by the Liquidity Agent or any Liquidity Lender hereunder, or (iii) impose on the Liquidity Agent or any Liquidity Lender any other condition regarding this Agreement, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Liquidity Agent or any Liquidity Lender of making any payment or maintaining its commitments hereunder, or to reduce the amount of any sum received or receivable by the Liquidity Agent or any Liquidity Lender hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by the Liquidity Agent to be material (which increase in cost or reduction in amount shall be determined by the Liquidity Agent's reasonable allocation of the aggregate of such increased costs or reductions in amount resulting from such events), then and in any such case,
(x) the Liquidity Agent shall promptly notify the Seller in writing of the happening of such event; (y) the Liquidity Agent shall promptly deliver to the Seller a certificate stating the event which has occurred or the reserve requirements or other conditions which have been imposed on the Liquidity Agent or any Liquidity Lender, together with the date thereof, the amount of such increased costs or reductions, and the way in which such amount has been calculated; and (z) the Seller shall pay to the Liquidity Agent and each Liquidity Lender, within 15 days after delivery of the certificate referred to in clause (y) above, such amount or amounts as will compensate the Liquidity Agent and each Liquidity Lender for such increased costs or reductions in amount.

         (ii) If the Liquidity Agent shall have determined (through its own means or through notice received by it from a Liquidity Lender) that the adoption of any capital guideline, or any change in any applicable capital guideline, or any change in the interpretation or administration of any capital guideline by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) occurring after the date hereof, or the compliance by the Liquidity Agent or any Liquidity Lender (or any lending office of the Liquidity Agent or any Liquidity Lender) with any request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any such Governmental Authority, or with any capital guideline, or the implementation of any change in any accounting principles applicable to the Liquidity Agent or any Liquidity Lender required by generally accepted accounting principles, or by any governmental authority, either (i) increases the amount of capital required to be maintained by the Liquidity Agent or any Liquidity Lender as a direct or indirect consequence of its commitments hereunder, or (ii) reduces the rate of return on the

Liquidity Agent's or any Liquidity Lender's capital as a direct or indirect consequence of its commitments hereunder at a level below that which the Liquidity Agent or such Liquidity Lender could have achieved but for such capital guideline, implementation, change or compliance (taking into consideration the Liquidity Agent's and each such Liquidity Lender's policies with respect to capital adequacy), by an amount deemed by the Liquidity Agent or such Liquidity Lender to be material, then and in any such case, (x) the Liquidity Agent shall promptly notify the Seller in writing of the happening of such event; (y) the Liquidity Agent shall promptly deliver to the Seller a certificate stating the event which has occurred, together with the date thereof, the amount of such increased capital or reduction in the rate of return on the Liquidity Agent's and each such Liquidity Lender's capital, and the way in which such amount has been calculated: and (z) the Seller shall pay to the Liquidity Agent, within 15 days after delivery of the certificate referred to in clause (y) above, such amount or amounts as will compensate the Liquidity Agent and each such Liquidity Lender for the cost of maintaining such increased capital or reduction in the rate of return on the Liquidity Agent's and each such Liquidity Lender's capital.

         (iii) All payments under this paragraph (f) shall bear interest thereon at the Base Rate for each day after such payments fall due in accordance with the provisions hereof until payment in full. A certificate delivered by the Liquidity Agent as to the additional amounts payable pursuant to this paragraph (f) shall, in the absence of manifest error, be conclusive evidence of the amount thereof.

         The Liquidity Agent and each Liquidity Lender shall also, to the extent related to the portion of the Collateral Interest securing such Liquidity Lender's Liquidity Loans, be entitled to the costs and expenses of the enforcement of the Seller's obligations hereunder.

         (g) If any Liquidity Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Liquidity Loans made by it (other than any payment of a type described in subsection (f) above and any repayment in accordance with Section 10(b) of Liquidity Loans made by a non-renewing Liquidity Lender pursuant to such Section 10(b)) in excess of its ratable share of payments on account of the Liquidity Loans obtained by all the Liquidity Lenders, such Liquidity Lender shall forthwith (i) notify the Liquidity Agent (who shall promptly thereafter notify each of the other Liquidity Lenders) of such receipt and (ii) purchase from the other Liquidity Lenders, such participation in Liquidity Loans made by them as shall be necessary to cause such purchasing Liquidity Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Liquidity Lender, such purchase from each Liquidity Lender shall be rescinded and such Liquidity Lender shall repay to the purchasing Liquidity Lender the purchase price to the extent of such recovery together with an amount equal to such Liquidity Lender's ratable share (according to the proportion of (i) the amount of such Liquidity Lender's required repayment to (ii) the total amount so recovered from the purchasing Liquidity Lender) of any interest or other amount paid or payable by the purchasing Liquidity Lender in respect of the total amount so recovered. The Issuer agrees that any Liquidity Lender so purchasing a participation from another Liquidity Lender pursuant to this
Section 4(g) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Liquidity Lender were the direct creditor of the Issuer in the amount of such participation.

         5. Representations and Warranties. (a) None of the Liquidity Agent, the Administrator or the Issuer makes any representation or warranty or assumes any responsibility with respect to:

              (i) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of the Receivables Purchase Agreement or any instrument or document furnished pursuant thereto;

              (ii) the value or collectibility of the Purchased Interest;

              (iii) the financial condition of the Seller Sub or the ability of the Seller Sub to perform its obligations under, or the performance or observance by the Seller Sub of any of its obligations under, the Receivables Purchase Agreement or any instrument or document furnished pursuant thereto; or

              (iv) the financial condition of the Seller or the ability of the Seller to perform its obligations under the Receivables Sale Agreement or any instrument or document furnished pursuant thereto.

         (b)  The Issuer represents and warrants that:

              (i) the Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on its business, condition or operations;

              (ii) the execution, delivery and performance by the Issuer of this Agreement are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Issuer's charter or by-laws, (B) any law, rule or regulation applicable to the Issuer, (C) any contractual restriction binding on the Issuer or its property or, to the best knowledge of the Issuer, affecting the Issuer or its property or (D) any order, writ, judgment award, injunction or decree binding on the Issuer or its property or, to the best knowledge of the Issuer, affecting the Issuer or its property;

              (iii) there is no pending or, to the best knowledge of the Issuer, threatened action or proceeding affecting the Issuer before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement;

              (iv) no consent of any other Person (including, without limitation, stockholders or creditors of the Issuer), and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against the Issuer, except for the filing of Uniform Commercial Code financing statements as contemplated by Section 2(f);

              (v) this Agreement has been duly executed and delivered on behalf of the Issuer; and

              (vi) this Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         (c)  Each Liquidity Lender represents and warrants that:

              (i) it is an Eligible Institution duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

              (ii) the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any law, rule or regulation applicable to it (including, without limitation, any such law, rule or regulation regarding per-customer lending limits);

              (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by or against it;

              (iv) this Agreement has been duly executed and delivered by it; and

              (v) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         (d) Each Liquidity Lender confirms that such Liquidity Lender has received such documents and information as such Liquidity Lender has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Liquidity Agent, the Administrator or the Issuer, to enter into this Agreement and will, independently and without reliance on PNC, the Liquidity Agent, the Administrator or the Issuer and based on such documents and information as such Liquidity Lender shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder. The Administrator shall furnish to the Liquidity Agent, and the Liquidity Agent shall thereafter furnish to each Liquidity Lender, copies of any financial or other documents that the Administrator receives from time to time in connection with the Receivables Purchase Agreement, but neither the Administrator nor the Liquidity Agent assumes any responsibility for the authenticity, validity, accuracy or completeness thereof.

         6. The Liquidity Agent and the Administrator. (a) Each Liquidity Lender hereby irrevocably appoints, designates and authorizes the Liquidity Agent to take such action on its behalf under the provisions of this Agreement and the Receivables Purchase Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or the Receivables Purchase Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Receivables Purchase Agreement, the Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Liquidity Agent have or be deemed to have any fiduciary relationship with any Liquidity Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Receivables Purchase Agreement or otherwise exist against the Liquidity Agent.

         (b) The Liquidity Agent may execute any of its duties under this Agreement or the Receivables Purchase Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Liquidity Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         (c) None of the Liquidity Agent, the Administrator or any of their respective Affiliates or any of the officers, directors, employees, agents or attorneys-in-fact of the Liquidity Agent, the Administrator or any of their respective Affiliates (each, an "Agent-Related Person") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Receivables Purchase Agreement or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Liquidity Lenders for any recital, statement, representation or warranty made by the Issuer or any Affiliate of the Issuer, or any officer thereof, contained in this Agreement or in the Receivable Purchase Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Liquidity Agent or the Administrator under or in connection with, this Agreement or the Receivables Purchase Agreement, or for the value of or title to the Purchased Interest, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Receivables Purchase Agreement, or for any failure of the Issuer or any other party to the Receivables Purchase Agreement to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Liquidity Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained -in, or conditions of, this Agreement or the Receivables Purchase Agreement, or to inspect the properties, books or records of the Issuer or any of the Issuer's Affiliates.

         (d) The Liquidity Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Issuer), independent accountants and other experts selected by the Liquidity Agent. The Liquidity Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Receivables Purchase Agreement, unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Liquidity Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Liquidity Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Receivables Purchase Agreement in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Liquidity Lenders.

         (e) The Liquidity Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event, unless the Liquidity Agent shall have received written notice from a Liquidity Lender or the Issuer referring to this Agreement, describing such Termination Event and stating that such notice is a "Notice of Termination Event."

         (f) Each Liquidity Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Liquidity Agent hereinafter taken, including any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Liquidity Lender. Each Liquidity Lender represents to the Liquidity Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit-worthiness of the Issuer, the value of and title to the Purchased Interest, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend its Liquidity Commitment to the Issuer hereunder. Each Liquidity Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer. Except for notices, reports and other documents expressly herein required to be furnished to the Liquidity Lenders by the Liquidity Agent, the Liquidity Agent shall not have any duty or responsibility to provide any Liquidity Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Issuer which may come into the possession of any of the Agent-Related Persons.

         (g) None of the Liquidity Agent, the Administrator or the Issuer shall be liable to any Liquidity Lender in connection with (x) the administration of the Receivables Purchase Agreement or (y) this Agreement or any Borrowings hereunder (except in the case of the Issuer, pursuant to the Issuer's representations in Section 5(b) hereof)), in either case, except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Liquidity Agent, the Administrator and the Issuer:

              (i) may consult with legal counsel (including counsel for the Seller), independent public accountants or other experts and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or other experts:

              (ii) shall not be responsible for the performance or observance by the Seller Sub of any of the terms, covenants or conditions of the Receivables Purchase Agreement or any instrument or document furnished pursuant thereto;

              (iii) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing, or any other communication believed to be genuine and signed, sent or made by the proper party; and

              (iv) shall not be deemed to be acting as any Liquidity Lender's trustee or otherwise in a fiduciary capacity hereunder or under or in connection with the Receivables Purchase Agreement or the Purchased Interest.

         (h) The Liquidity Agent shall be fully justified in failing or refusing to take any action that is discretionary under this Agreement, the Receivables Purchase Agreement or any other agreement related thereto unless it shall first receive such advice or concurrence of the Majority Liquidity Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Liquidity Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Liquidity Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Receivables Purchase Agreement or any other agreement in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Liquidity Lenders.

              (i) Whether or not the transactions contemplated hereby shall be consummated, the Liquidity Lenders shall indemnify upon demand the Agent-Related Persons ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Receivables Purchase Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, and with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to this Agreement, the borrowing of Liquidity Loans or the use of the proceeds thereof, whether or not any Agent-Related Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that no Liquidity Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Liquidity Lender shall reimburse the Liquidity Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Liquidity Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Receivables Purchase Agreement or any document contemplated by or referred to herein to the extent that the Liquidity Agent is not reimbursed for such expenses by or on behalf of the Issuer. The agreements in this subsection (i) shall survive termination of this Agreement, the repayment of all Liquidity Loans and payment of all other obligations hereunder.

              (j) PNC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Issuer, the Seller, the Seller Sub and their respective Affiliates as though PNC were not the Liquidity Agent hereunder and without notice to or consent of the Liquidity Lenders. The Liquidity Lenders acknowledge that, pursuant to such activities, PNC or its Affiliates may receive information regarding the Issuer, the Seller, the Seller Sub or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Issuer, the Seller, the Seller Sub or such Affiliate) and acknowledge that the Liquidity Agent shall be under no obligation to provide such information to them. With respect to its purchases, PNC shall have the same rights and powers under this Agreement as any other Liquidity Lender and may exercise the same as though it were not the Liquidity Agent, and the terms "Liquidity Lender" and "Liquidity Lenders" include PNC in its individual capacity.

              (k) The Liquidity Agent may resign at any time by giving 30 days' prior written notice thereof to the Liquidity Lenders, the Administrator and the Issuer. The Liquidity Agent may be removed at any time by the affirmative vote of the Majority Lenders upon 30 days' prior written notice thereof to the Liquidity Agent, the Administrator and the Issuer if the Liquidity Agent shall have engaged in willful misconduct or shall have been grossly negligent in the performance of its duties as Liquidity Agent. Such resignation or removal shall become effective upon the acceptance of appointment by a successor Liquidity Agent as set forth below. The Majority Lenders shall have the right to appoint a successor Liquidity Agent, which shall be an Eligible Agent; provided, that the Issuer shall have the right to approve the successor Liquidity Agent, such approval not to be unreasonably withheld. If no successor Liquidity Agent shall have been so appointed by the Majority Lenders and approved by the Issuer, and shall have accepted such appointment, within 30 days after the prior Liquidity Agent's giving of notice of resignation or the Majority Liquidity Lenders' removal of the prior Liquidity Agent, then the prior Liquidity Agent may, on behalf of the Liquidity Lenders, appoint a successor Liquidity Agent, which shall be an Eligible Agent. In the event the Liquidity Agent ceases to be an Eligible Agent, the Administrator shall appoint an Eligible Agent to succeed such existing Liquidity Agent. Upon the acceptance of any appointment as Liquidity Agent hereunder by a successor Liquidity Agent, such successor Liquidity Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the prior Liquidity Agent, and the prior Liquidity Agent shall be discharged from its duties and obligations under this Agreement. After any Liquidity Agent's resignation or removal hereunder as Liquidity Agent, the provisions of this Section 6 and Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement. If no successor agent has accepted appointment as Liquidity Agent by the date which is 30 days following a retiring Liquidity Agent's notice of resignation, the retiring Liquidity Agent's resignation shall nevertheless thereupon become effective and the Liquidity Lenders shall perform all of the duties of the Liquidity Agent hereunder until such time, if any, as the Majority Liquidity Lenders appoint a successor agent as provided for above. The Issuer (or the Administrator on its behalf) shall promptly notify each Rating Agency and the Placement Agents of its receipt of any such notice from the Majority Lenders or the Liquidity Agent with respect to such resignation or removal of the Liquidity Agent.

         7. Rights of the Issuer and the Administrator. The Issuer (or the Administrator on behalf of the Issuer) shall retain the exclusive right, in its sole discretion (subject to the next sentence) to exercise any rights and remedies available under the Receivables Purchase Agreement or pursuant to applicable law, including the right to approve any amendment, modification or waiver of the Receivables Purchase Agreement or any instrument or document delivered pursuant thereto. Notwithstanding the foregoing, the Issuer agrees that it shall not (and the Administrator agrees that it shall not, on behalf of the Issuer) without the prior written consent of all Liquidity Lenders, amend, modify or waive any provision of the Receivables Purchase Agreement which would:

              (i) reduce the amount of Capital or Discount that is payable on account of the Purchased Interest or delay any scheduled date for payment thereof; or

              (ii) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or participants of the Issuer.

         The Issuer (or the Administrator on behalf of the Issuer) agrees to provide to the Liquidity Agent and the Liquidity Agent agrees to provide to the Liquidity Lenders notice of any amendment of or waiver or consent in connection with the Receivables Purchase Agreement promptly after the effectiveness of the same.

         8. Obligations of the Liquidity Lenders, Including Confidentiality. Each Liquidity Lender agrees to abide by any obligations set forth in the Receivables Purchase Agreement on the part of an owner of the Purchased Interest, including without limitation any obligations to maintain confidentiality. Furthermore, each Liquidity Lender understands that the Receivables Purchase Agreement itself is a confidential document and such Liquidity Lender agrees that it will not disclose it to any other Person except (a) with the Administrator's prior written consent, (b) to such Liquidity Lender's legal counsel or auditors if such counsel or auditors agree to hold it confidential, (c) to any regulatory authority having jurisdiction over such Liquidity Lender or
(d) as required by law or any court of law in connection with any litigation. Notwithstanding the foregoing, any Liquidity Lender may, in connection with any assignment or proposed assignment pursuant to Section 9 hereof, disclose to the assignee or proposed assignee the Receivables Purchase Agreement or any information relating to the Seller furnished to such Liquidity Lender by or on behalf of the Seller or by the Liquidity Agent or the Administrator; provided, that prior to any such disclosure, the assignee or proposed assignee agrees to preserve the confidentiality of any confidential information (including the Receivables Purchase Agreement) relating to the Seller Sub or the Receivables Purchase Agreement received by it from any of the foregoing entities. The agreements in this Section 8 shall survive termination of the Agreement and payment of all obligations hereunder.

         9.   Assignability and Purchase Limit. (a) A Person (other than
PNC) shall become a party hereto and shall become a Liquidity Lender hereunder upon satisfaction of the conditions set forth in Section 9(b), acceptance and recording of an Assignment by the Liquidity Agent in the Register and the occurrence of the effective date of such Liquidity Commitment (as set forth in such Assignment) and subject to the approval of such Liquidity Lender by the Liquidity Agent and, if required by the Receivables Purchase Agreement, the Seller.

         (b) Each Liquidity Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement: provided, however, that:

              (i) each such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and obligations of the assigning Liquidity Lender under this Agreement (including, without limitation, its Liquidity Commitment and Liquidity Loans),

              (ii) the amount of the assigning Liquidity Commitment being assigned pursuant to such assignment shall in no event be less than $20,000,000.00 and shall be in an integral multiple of $10,000,000.00, and, unless such assigning Liquidity Lender is assigning its entire Liquidity Commitment, such assigning Liquidity Lender's retained Liquidity Commitment after giving effect to such assignment shall in no event be less than $20,000,000.00,

              (iii) the parties to each such assignment shall execute and deliver an Assignment to the Liquidity Agent, for its acceptance and recording in the Register, and

              (iv) the assignee shall deliver to the Liquidity Agent (A) not later than the effective date specified in the Assignment, an enforceability opinion of counsel for such assignee, addressed to the Liquidity Agent, the Administrator, the Issuer and each Rating Agency (and a copy of which may be given to each Placement Agent), in form and substance reasonably satisfactory to such addressees (and the Liquidity Agent shall promptly deliver copies of the same to each of such addressees), and (B) at least five days prior to the effective date specified in the applicable Assignment, the information and financial statements, if any, regarding such assignee described in Section 3(b)(i) hereof and requested to be delivered by the Administrator.

         Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of a Liquidity Lender hereunder and (y) the Liquidity Lender which is the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights (other than the right to receive payments which accrued in favor of such Liquidity Lender pursuant to Section 4(d) hereof prior to such assignment) and be released from its obligations under this Agreement (and, if such Assignment provides for an assignment of all such assigning Liquidity Lender's Liquidity Commitment, such Liquidity Lender shall cease to be a party hereto).

         (c) Upon receipt by the Liquidity Agent of an Assignment executed by an assigning Liquidity Lender and by an assignee who is an Eligible Assignee and the satisfaction of the other conditions set forth in Sections 9(a) and (Lb, the Liquidity Agent shall (i) accept such Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Administrator, the Issuer, the Seller and each Rating Agency. The assigning Liquidity Lender shall pay to the Liquidity Agent an assigning fee equal to $2,500 for each assignment hereunder.

         (d) The Liquidity Agent, the Administrator and the Liquidity Lenders acknowledge and agree that the Issuer shall be entitled to assign its rights, title, interests and obligations under this Agreement to MSFC. All references to the Issuer in this Agreement shall be deemed to include such assignee to the extent of such assignment.

         (e) If the Purchase Limit shall be reduced, the Percentage of each Liquidity Lender shall remain the same and each Liquidity Lender's Liquidity Commitment Amount shall be deemed to be proportionately reduced; provided, however, that no such reduction shall be effective unless and until such time as the outstanding Capital of the Purchased Interest together with Discount accrued and to accrue thereon during the current Fixed Periods are less than or equal to the aggregate of the Liquidity Commitment Amounts of all Liquidity Lenders as so reduced.

         10. Liquidity Termination Date: Extension of Liquidity Termination Date. (a) Subject to earlier termination of a Liquidity Commitment pursuant to Section 2(e) or Section 11(h) hereof, the Liquidity Lenders' Liquidity Commitments under this Agreement shall expire at the close of business on November _____, 1997 (such date being the "Liquidity Termination Date"). If at any time the Issuer requests that the Liquidity Lenders renew their Liquidity Commitments hereunder and less than all the Liquidity Lenders consent to such renewal within 30 days of the Issuer's request, the Issuer may arrange for an assignment to one or more Eligible Assignees of all the rights and obligations hereunder of each such nonconsenting Liquidity Lender in accordance with Section 9. Any such assignment shall become effective on the then current Liquidity Termination Date. Each Liquidity Lender agrees that if it does not so consent to any such renewal, it shall cooperate fully with the Issuer in effectuating any such assignment. The Liquidity Agent will provide written notice to the Liquidity Lenders of any proposed modifications to this Agreement requested in connection with any renewal hereof and the Liquidity Lenders shall each have the right to elect not to renew this Agreement in light of such modifications.

         (b) If at any time the Issuer requests that the Liquidity Lenders renew their Liquidity Commitments hereunder and less than all the Liquidity Lenders consent to such renewal within 30 days of the Issuer's request, and if none or less than all the Liquidity Commitments of the nonrenewing Liquidity Lenders are assigned to one or more Eligible Assignees as provided in subsection (a), then (without limiting the Issuer's right to borrow Liquidity Loans at any time prior to the Liquidity Commitment Termination Date in accordance with the terms hereof) the Issuer may borrow Liquidity Loans hereunder in an amount equal to the least of (i) the maximum amount of Liquidity Loans that 'it could borrow at that time under Section 2(a), (ii) the aggregate Liquidity Commitments of the nonrenewing Liquidity Lenders and
(iii) the excess, if any, of (A) the Face Amount of Notes issued to fund the Purchased Interest over (B) the aggregate Liquidity Commitments other than those of the nonrenewing Lenders, which Liquidity Loans shall be made solely by the nonrenewing Liquidity Lenders, pro rata according to their respective Liquidity Commitments. Following the making of such Liquidity Loans, this Agreement and the Liquidity Commitments of the renewing Liquidity Lenders shall remain in effect in accordance with their terms notwithstanding the expiration of the Liquidity Commitments of the nonrenewing Liquidity Lenders. All amounts which, under the Receivables Purchase Agreement, are received by the Issuer in reduction of the Capital of the Purchased Interest, up to the outstanding principal amount of the Liquidity Loans described above in this subsection (b), shall be distributed to the nonrenewing Liquidity Lenders, ratably according to the principal amount of such Liquidity Loans made by them, in payment of the principal amount of such Liquidity Loans. When (after the expiration of the Liquidity Commitments of the nonrenewing Liquidity Lenders) the principal amount of and interest on the Liquidity Loans described above in this subsection (b) shall have been paid in full, then such Liquidity Lenders shall cease to be parties to this Agreement for any purpose, provided they shall remain entitled to receive any payments under
Section 4(f) accrued in favor of such Liquidity Lenders while they were Liquidity Lenders hereunder.

         11. Miscellaneous. (a) Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Issuer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of an amendment, the Issuer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Liquidity Lenders and the Issuer, amend the last paragraph of Section 2(a), Section 4(a), Section 4(d) or Section 7 hereof or amend the formula for calculating the amount of each Liquidity Loan set forth in
Section 2(a) hereof; provided, further, that no material amendment of this Agreement (other than an amendment to extend the scheduled Purchase Termination Date) shall be effective unless the Issuer (or the Administrator on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Notes to be downgraded or withdrawn and provided, further, that no amendment, waiver or consent shall affect the rights or duties of the Administrator or the Liquidity Agent under this Agreement unless the same is in writing and signed by the Administrator or the Liquidity Agent, as the case may be, in addition to the other parties required above to take such action. The Administrator shall provide each Rating Agency with a copy of each amendment to or waiver or consent under this Agreement promptly following the effective date thereof.

         (b) Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered, if to PNC, the Liquidity Agent, the Issuer or the Administrator, at its address specified on the signature page hereof; if to any other Liquidity Lender, at its address specified in the Assignment pursuant to which it became a Liquidity Lender; if to any Placement Agent, at its address specified in the commercial paper placement agreement to which it is a party; or, as to PNC, the Liquidity Agent, the Issuer or the Administrator, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Administrator and the Liquidity Agent. All such notices and communications shall, when mailed or telecopied (receipt confirmed), be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Liquidity Agent shall not be effective until received by the Liquidity Agent.

         (c) Costs and Expenses of the Administrator. Each Liquidity Lender will on demand reimburse the Administrator its Percentage of any and all reasonable costs and expenses (including Attorney Costs), which may be incurred in connection with collecting payments relating to the Purchased Interest at a time when a Liquidity Lender has Liquidity Loans outstanding hereunder or enforcing related rights, for which the Administrator is not promptly reimbursed by the Seller. Should the Administrator later be reimbursed by the Seller or the Issuer for any such amount paid pursuant to the foregoing sentence, the Administrator shall immediately pay to each Liquidity Lender its pro rata share of such amount.

         (d) Costs and Expenses of the Liquidity Agent. Each Liquidity Lender will on demand reimburse the Liquidity Agent its Percentage of any and all reasonable costs and expenses (including Attorney Costs), which may be incurred by the Liquidity Agent in connection with administering or enforcing rights under this Agreement.

         (e) Compensation of the Liquidity Agent. In consideration of and as compensation for all services to be rendered by the Liquidity Agent as described in this Agreement, the Issuer will pay such reasonable fees to the Liquidity Agent as may be mutually agreed upon from time to time.

         (f) Binding Effect. This Agreement shall become effective when it shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Issuer, the Administrator, the Liquidity Agent and each Liquidity Lender and their respective successors and assigns. The provisions of Section 11(o) shall also inure to the benefit of the Persons specified therein. The Issuer shall not assign any portion of the Purchased Interest to another Person, unless the Notes issued to fund or maintain the Purchased Interest shall concurrently be paid in full, and if any such assignment shall be made, the Liquidity Commitments of the Liquidity Lenders hereunder shall not inure to the benefit of such other Person. In connection with any assignment by the Issuer of the Purchased Interest (or any portion thereof), the

Issuer shall comply with any applicable legal requirements, including the Securities Act of 1933, as amended.

         (g) Taxes. Any taxes due and payable on any payments to be made to any Liquidity Lender hereunder shall be such Liquidity Lender's sole responsibility. Each Liquidity Lender warrants that it is not subject to any taxes, charges, levies or withholdings with respect to payments under this Agreement that are imposed by means of withholding by any applicable taxing authority ("Withholding Tax"). Each Liquidity Lender agrees to provide the Liquidity Agent, from time to time upon the Liquidity Agent's request, completed and signed copies of any documents that may be required by an applicable taxing authority to certify such Liquidity Lender's exemption from Withholding Tax with respect to payments to be made to such Liquidity Lender under this Agreement; and each Liquidity Lender agrees to hold the Liquidity Agent harmless from any Withholding Tax imposed due to such Liquidity Lender's failure to establish that it is not subject to Withholding Tax.

         (h)  Termination of a Liquidity Lender's Rights and Obligations.

              (i) The Majority Lenders and the Issuer each shall have the right, in their or its sole discretion, to terminate the right and obligation of any Liquidity Lender to make Liquidity Loans hereunder in the event that the short-term debt ratings of such Liquidity Lender by any Rating Agency shall cease to be at least equal to the ratings assigned by the Rating Agencies to the Notes. Such termination shall be effective upon the delivery of written notice to such effect delivered by the Liquidity Agent to the Issuer and such Liquidity Lender (in the case of a termination by the Majority Lenders) or by the Issuer (or the Administrator on its behalf) to the Liquidity Agent and such Liquidity Lender (in the case of a termination by the Issuer), subject to the next following sentence. Upon such termination, (i) such Liquidity Lender shall cease to have any rights or obligations with respect to future Liquidity Loans under this Agreement but shall continue- to have the rights and obligations of a Liquidity Lender (including, without limitation, rights to payments described in Section 4(d) hereof) with respect to any Liquidity Loans made by it pursuant to the terms of this Agreement prior to such termination and shall continue to be bound by the provisions of Section 8 and Section 11(i), and (ii) effective on the date of termination, either (x) the Liquidity Agent shall arrange for such Liquidity Lender's rights and obligations hereunder to be assigned to an Eligible Assignee pursuant to Section 9 hereof or (y) if such an assignment cannot be arranged on or before such date, the Liquidity Commitment of such Liquidity Lender hereunder shall be reduced to zero; provided, however, that no such reductions shall be effective unless and until such time as the outstanding Capital of the Purchased Interest together with Discount accrued and to accrue thereon during the current Fixed Periods are less than or equal to the aggregate of the Liquidity Commitment Amounts of all other Liquidity Lenders; provided that, after giving effect to such reduction, the aggregate of such Liquidity Commitment Amounts hereunder shall at least equal the Purchase Limit multiplied by 1.02.

              (ii) If the short-term debt ratings of a Liquidity Lender by any Rating Agency shall cease to be at least equal to the ratings assigned by the Rating Agencies to the Notes, then the Issuer may, in its sole discretion, if such Liquidity Lender's Liquidity Commitment has not theretofore been terminated pursuant to clause (i) above, require such Liquidity Lender to fund (and each Liquidity Lender hereby agrees in such event to fund) any unused portion of its Liquidity Commitment by payment of such amount to the Administrator (a "Liquidity Downgrade Draw") for deposit in an account in the name of the Issuer, maintained at the Administrator's office in Pittsburgh, Pennsylvania or such other office of the Administrator as the Administrator may specify by notice to the Issuer (a "Downgrade Collateral Account").

              (iii) If any Liquidity Lender shall be required pursuant to clause (ii) above to fund a Liquidity Downgrade Draw, then the Issuer shall instruct the Administrator to apply the monies in the Downgrade Collateral Account applicable to such Liquidity Lender's Percentage of requested Liquidity Loans at the times, in the manner and subject to the conditions precedent of such requested purchases. The deposit of monies in such Downgrade Collateral Account by any Liquidity Lender shall not constitute a Liquidity Loan (and such Liquidity Lender shall not be entitled to interest on such monies except as provided below in this clause (iii)) unless and until (and then only to the extent that) such monies are used to fund a Liquidity Loan pursuant to the first sentence of this clause (iii)). Proceeds in such Downgrade Collateral Account shall be invested in investments permitted pursuant to the documents governing the Issuer's securitization program (as notified by the Administrator), as directed by the applicable Liquidity Lender by written notice to the Issuer and the Administrator, the income of which shall be for the account of such Liquidity Lender. The income that has accrued from such investments and received by the Issuer shall be released to such Liquidity Lender on the last Business Day of each month. Unless required to be released by the following sentence, any payments with respect to Capital or Discount received by the Issuer or the Liquidity Agent that are required to be applied to the repayment or prepayment of Liquidity Loans made by such Liquidity Lender pursuant to
    Section 4 shall be deposited in the Downgrade Collateral Account for such Liquidity Lender. All amounts remaining in such Downgrade Collateral~Account shall be released to such Liquidity Lender no later than the Business Day immediately following the earliest of (x) the effective date of any replacement of such Liquidity Lender or removal of such Liquidity Lender as a party to this Agreement, (y) the date on which such Liquidity Lender shall furnish the Liquidity Agent with confirmation that such Liquidity Lender shall have short-term debt ratings by each Rating Agency at least equal to the ratings assigned by the Relevant Rating Agencies to the Notes, and (z) the Liquidity Termination Date.

              (i) No Proceedings; Waiver of Set-Off. (i) Each of the Liquidity Agent, the Administrator and each Liquidity Lender hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by the Issuer is paid. The agreements in this subsection (i) shall survive termination of this Agreement.

              (ii) Each of the Liquidity Agent, the Administrator and each Liquidity Lender hereby waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of the Issuer against and on account of the obligations and liabilities of the Issuer to such Person under this Agreement; provided, however, that such right of set-off is hereby waived by such Person only until one year and one day shall have elapsed after the latest maturing commercial paper issued by the Issuer is paid.

              (j) Limitation on Payments. Notwithstanding any provisions contained in this Agreement to the contrary, the Issuer shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (i) the Issuer has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and
    (ii) after giving effect to such payment, either (x) the Issuer could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing the Issuer's securitization program or (y) all Notes are paid in full; provided, however, that the foregoing limitations on payments by the Issuer shall not apply to any distributions of funds received by the Issuer pursuant to Section 4. Any amount which the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of the Issuer for any such insufficiency unless and until the Issuer satisfies the provisions of clauses (i) and (ii) above.

              (k) Limitation on Issuance of Notes. Notwithstanding any provisions contained in this Agreement, the Issuer hereby covenants and agrees that it shall not issue any Notes that have a maturity date later than the 75th day following any Scheduled Payment Date until the full amount of the payment due on such Scheduled Payment Date has been paid. The Issuer also covenants not to Issue Notes which mature later than the seventy-fifth day following July 31, 1998.

              (l) Indemnification of Issuer. The Liquidity Agent hereby agrees to indemnify the Issuer for any broken funding costs and any swap breakage costs of the Issuer relating to interest rate hedging agreements effected in connection with the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Receivables Sale Agreement, to the extent such funds have not provided by the Seller pursuant to Article VIII of the Receivables Sale Agreement.

              (m) GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND EACH ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

              ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY ASSIGNMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND ANY ASSIGNMENT, EACH OF THE ISSUER, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH LIQUIDITY LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE ISSUER, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH LIQUIDITY LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE ISSUER, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

              (n) Execution in Counterparts. This Agreement and each Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or an Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement or an Assignment, as applicable.

              (o) No Recourse. The obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for the payment of any amount owing by the Issuer under this Agreement, or for the payment by the Issuer of any other obligation or claim of or against the Issuer arising out of or based on this Agreement, against any stockholder, employee, officer, director, agent or incorporator of the Issuer provided, further, that nothing in this subsection (o) shall relieve any of the foregoing Persons from any liability which such Person may otherwise have in such capacity for his/her or its gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and payment of all obligations hereunder.

              (p) WAIVER OF JURY TRIAL. THE ISSUER, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH LIQUIDITY LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE ISSUER, THE ADMINISTRATOR, THE LIQUIDITY AGENT AND EACH LIQUIDITY LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

                                                                      Exhibit A
                         Assignment of Liquidity Commitment
                                  with respect to
                               ES Funding Corporation
                              Liquidity Loan Agreement

                               Dated _________, 199__

Section 1.

    Percentage assigned:                                             ________%
    Assignor's remaining Percentage:                                 ________%
    Outstanding principal amount of Liquidity
    Loans assigned:                                                  $________

Section 2.

    Assignee's Liquidity Commitment Amount                           $________
    Assignor's remaining
    Liquidity Commitment Amount                                      $________

Section 3.

    Effective Date of this Assignment:                             ______,19__

    Upon execution and delivery of this Assignment by Assignor and Assignee, satisfaction of the other conditions to assignment specified in Section 9 of the Liquidity Loan Agreement referred to below and acceptance and recording of this Assignment by PNC BANK, National Association, as Liquidity Agent, from and after the effective date specified above, Assignee shall become a party to, and have the rights and obligations of a Liquidity Lender under, the Liquidity Loan Agreement dated as of _________, 19 among the Liquidity Lenders referred to therein, PNC BANK, National Association, as Liquidity Agent, Envirotest Partners Market Street Capital Corporation and PNC BANK, National Association, as Administrator.

ASSIGNOR:  [NAME OF ASSIGNOR]
                                  By: ________________________
                                       Title:_________________

                                  By: ________________________
                                       Name:
                                       Title:

                                  Address:
                                  Attention:
                                  Telephone:
                                  Telecopy

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

                                            THE LIQUIDITY LENDERS

                                            PNC BANK, NATIONAL ASSOCIATION

                                            By: /s/ William E. Falon
                                               -------------------------------
                                                Name: William E. Falon
                                                Title: Executive Vice President

                                            Address:

                                            One PNC Plaza
                                            Fifth Avenue and Wood Street
                                            Pittsburgh, Pennsylvania 15265

                                            Attention: Richard J. Hendrix
                                            Telephone: 412-762-5158
                                            Telecopy:  412-762-9184

                                            Percentage: 100%
                                            Amount: $80993821 Liquidity
                                                     Commitment

                                            ENVIROTEST PARTNERS, as Seller

                                            By its partners:

                                            ENVIROTEST SYSTEMS CORP.

                                            By: /s/ C. Michael Alston
                                                ----------------------------
                                                Name: C. Michael Alston
                                                Title: Vice President


                                            ENVIROTEST TECHNOLOGIES, INC.


                                            By: /s/ C. Michael Alston
                                                ----------------------------
                                                Name: C. Michael Alston
                                                Title: Vice President

                                            MARKET STREET CAPITAL CORP.
                                              as Issuer

                                            By: /s/ Douglas K. Johnson
                                                -----------------------------
                                                Name: Douglas K. Johnson
                                                Title: President

                                            Address:

                                            c/o Amacor Group Llc
                                            6707-D Fairview Road
                                            Charlotte, North Carolina 28210

                                            Attention: Juliana C. Johnson
                                            Telephone: 704-365-0569
                                            Telecopy:  704-365-1362

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            PNC BANK, NATIONAL ASSOCIATION
                                             as Liquidity Agent

                                            By: /s/ William E. Fallon
                                                ------------------------------
                                                Name: William E. Fallon
                                                Title: Executive Vice President

                                            Address:

                                            One PNC Plaza
                                            Fifth Avenue and Wood Street
                                            Pittsburgh, Pennsylvania 15265

                                            Attention: Richard J. Hendrix
                                            Telephone: (412) 762-5158
                                            Telecopy:  (412) 762-9184

                                            PNC BANK, NATIONAL ASSOCIATION,
                                             as Administrator

                                            By:
                                                ---------------------------
                                                Name: Richard J. Hendrix
                                                Title: Managing Director

                                            Address:

                                            One PNC Plaza
                                            Fifth Avenue and Wood Street
                                            Pittsburgh, Pennsylvania 15265

                                            Attention: Richard J. Hendrix
                                            Telephone: (412) 762-5158
                                            Telecopy:  (412) 762-9184